UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2014

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SMG INDIUM RESOURCES LTD.

(Exact name of registrant as specified in its charter)

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Delaware	000-54391	51-0662991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

176 LaGuardia Ave. Staten Island, New York	10314
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(347) 286-0712

100 Park Ave., 16th Floor

New York, New York 10017

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 2, 2014, SMG Indium Resources LTD. (the “Company”) announced the expiration of its previously announced offer to purchase for cash (the “Offer”) up to an aggregate of 6,678,358 shares of the Company’s common stock in the Offer, or up to an aggregate purchase price of $16,094,842.78, at a fixed price per share equal to $2.41. Based on the purchase price per share, shares having an aggregate purchase price of more than $16,094,842.78 were properly tendered and not properly withdrawn. As a result, the Company will purchase all shares tendered on a pro rata basis, except for “odd lots” (of less than 100 Shares), which the Company will purchase on a priority basis. A press release announcing the final results is filed as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated December 2, 2014 announcing expiration and results of tender offer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 2, 2014	SMG Indium RESOURCES LTD.

	By:	/s/ Alan C. Benjamin
	Name: Title:	Alan C. Benjamin Chief Executive Officer